UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2022

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Nabriva Therapeutics plc (the “Company”) held on August 11, 2022, the Company’s shareholders voted on the following proposals:

(1)          The Company’s shareholders elected, by separate resolutions, the following nominees to serve as directors until the 2023 Annual General Meeting of Shareholders.

Name	For	Against	Abstain	Broker Non-Votes
Daniel Burgess	7,716,631	4,728,933	296,788	14,716,327
Carrie Bourdow	8,102,326	4,404,473	235,553	14,716,327
Colin Broom, M.D.	7,578,299	4,385,018	779,035	14,716,327
Steven Gelone	7,618,167	4,349,399	774,786	14,716,327
Charles A. Rowland, Jr.	8,133,093	4,332,692	276,567	14,716,327
Theodore Schroeder	6,999,417	5,594,462	148,473	14,716,327
Stephen Webster	7,606,157	4,858,487	277,708	14,716,327
Mark Corrigan	8,142,621	4,322,389	277,342	14,716,327
Lisa Dalton	8,200,402	4,269,326	272,624	14,716,327

(2)          The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and authorized, in a binding vote, the Company’s board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration.

For	Against	Abstain
22,940,784	3,818,858	699,037

(3)          The Company’s shareholders did not approve an amendment to the Nabriva Therapeutics plc 2020 Share Incentive Plan, as amended, to increase the number of ordinary shares authorized for issuance thereunder.

For	Against	Abstain	Broker Non-Votes
5,882,410	6,832,147	27,795	14,716,327

(4)          The Company’s non-binding, advisory vote proposal on the compensation of the Company’s named executive officers was not approved.

For	Against	Abstain	Broker Non-Votes
4,118,577	8,517,794	105,981	14,716,327

(5)          The Company’s shareholders approved, subject to and conditional upon the board of directors determining, in its sole discretion, that a reverse stock split is necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5450(a)(1), a reverse stock split (i.e., a consolidation of share capital under Irish law) whereby such number of authorized and unissued and authorized and issued shares in the capital of the Company as the board of directors of the Company may determine that is not less than 10 ordinary shares and not more than 25 ordinary shares be consolidated into one ordinary share of such nominal value as is proportionate to the determined consolidation ratio, which nominal value shall not be less than $0.10 each (nominal value) and not more than $0.25 each (nominal value), and the subsequent reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from the aforementioned nominal value (as reflects the share consolidation ratio chosen by the board of directors) to $0.01 each.

For	Against	Abstain
17,465,730	8,385,771	1,607,178

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: August 17, 2022	By:	/s/ Daniel Dolan
Daniel Dolan
Chief Financial Officer